LIMITED POWER OF ATTORNEY

     Tom Anderson hereby makes and appoints each of Tom Anderson, Senior Vice President and Chief Financial Officer, PremierWest Bancorp, Tom Anderson, President and Chief Executive Officer, PremierWest Bancorp and Tom Anderson, Executive Vice President and Chief Operating Officer, PremierWest Bancorp, each to act as his true and lawful attorney, for himself, and in his name, place and stead, to sign on his behalf any and all reports to be filed with the U.S. Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

         /s/ Tom Anderson
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         Tom Anderson